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                                                                  EXHIBIT 10.24

                      CONSENT, WAIVER AND AMENDMENT NO. 12

                                       TO

                           LOAN AND SECURITY AGREEMENT

               THIS CONSENT, WAIVER AND AMENDMENT NO. 12 ("Amendment") is entered into as of August 11, 1999, by and between APPAREL VENTURES, INC., a Delaware corporation having its chief executive office and principal place of business at 204 West Rosecrans Avenue, Gardena, California 90248 ("Borrower") and FLEET CAPITAL CORPORATION ("Lender").

                                   BACKGROUND

               Borrower and Lender are parties to a Loan and Security Agreement dated as of May 23, 1994 (as amended, supplemented, restated or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lender provided Borrower with certain financial accommodations.

               Borrower has requested that Lender (i) waive Events of Default resulting from Borrower's failure to comply with certain financial covenants contained in the Loan Agreement, (ii) consent to the restructuring of Borrower and Holdings and subsequent merger of Holdings into Borrower and (iii) amend certain provisions of the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

               NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

               2. Amendment to Loan Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

               (a) Section 1.1 of the Loan Agreement is hereby amended as follows:

                   (i) the following defined terms are hereby added in their appropriate alphabetical order:

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                      Equipment - with respect to Borrower, all machinery,
                      apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower, or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

                      Second Supplemental Indenture - the amendment of the Indenture dated as of August 11, 1999 between Borrower and Firstar Bank of Minnesota, N.A., as trustee.

                      JZEP - JZ Equity Partners PLC, a public limited liability company incorporated in England and Wales under the Companies Act (1985).

                      New Merger Documents - the certificate, plan or agreement for filing with the Secretary of State of Delaware pursuant to which Holdings shall merge with and into Borrower with Borrower surviving the merger.

                      Senior Note Repurchase Agreement - collectively, the Offer to Purchase and Consent Solicitation by Borrower, dated June 29, 1999, relating to the Senior Notes and all amendments and waivers thereto and the letter agreement, dated June 29, 1999, among Borrower and holders of approximately 96.5% of the aggregate outstanding principal amount of the Senior Notes to tender the Senior Notes.

                      Subordinated Note Purchase Agreement - the Purchase Agreement including all exhibits and attachments thereto dated as of August 11, 1999 among Borrower, JZEP, Marvin
                      L. Goodman and each of the Jordan Parties (as such term is defined therein).

                      Subsidiary Stock - all of the issued and outstanding shares of stock of each subsidiary (Excluding the Mexican Subsidiary) owned by Borrower or any Subsidiary of Borrower or any of its respective Subsidiaries.

                      (ii) the following defined term is hereby amended in its entirety to provide as follows:

                      Change of Control means (i) the sale, assignment, transfer, conveyance or other disposition of all or substantially all the assets of Borrower to any Person other than the Principals and their Related Parties, (ii) the liquidation or dissolution of Borrower or the adoption of a plan of liquidation by Borrower, (iii) the acquisition by any Person (other than the

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                      Principals and their Related Parties) of a direct or
                      indirect majority in interest (more than 50%) of the Voting Stock of Borrower by way of merger or consolidation or otherwise; (iv) any transaction the result of which is that any Person beneficially owns, directly or indirectly, more of the Voting Stock of Borrower than is owned beneficially, directly or indirectly, by the Principals and their Related Parties, (v) after the first sale of common equity by Borrower pursuant to a registration statement under the Securities Act of 1933, as amended that results in at least 20% of the then outstanding common equity of Borrower being held by the public, the Principals and their Related Parties own beneficially, directly or indirectly, less than 25% of the aggregate amount of Voting Stock or (vi) after the first sale of common equity by Borrower pursuant to a registration statement under the Securities Act of 1933, as amended, that results in at least 20% of the then outstanding common equity of Borrower being held by the public, during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Borrower was approved by a vote of at least 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office.

                      Fixed Charge Coverage Ratio - shall mean, for any period, with respect to the period then ended, the ratio of (I)(A) EBITDA of Borrower for such period minus (B) actual non-financed Capital Expenditures of Borrower during such period to (ii)(A) cash interest expense of Borrower during such period plus (B) the sum of the aggregate of payments of regularly scheduled principal with respect to Indebtedness for Money Borrowed (including, without limitation in respect of Capital Lease Obligations) during such period plus (C ) cash income taxes actually paid by Borrower during such period plus (D) without duplication, all Distributions actually made during such period in accordance with 7.2(K) of the Loan Agreement.

               (b) Section 4.1 of the Loan Agreement is hereby amended in its entirety to provide as follows:

                      "Security Interest in Collateral. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing security interest and Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

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                      (A)    Accounts;

                      (B)    Inventory;

                      (C)    Equipment;

                      (D)    General Intangibles;

                      (E) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                      (F)    All Subsidiary Stock;

                      (G)    All investment property;

                      (H) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (A) through (G) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                      (I) All books and records (including, without limitation,
              customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (A) through (H) above."

               (c) Section 6.1(AE) of the Loan Agreement is hereby amended to provide as follows:

                     (i)     the word "and" is deleted before clause (c); and

                     (ii) the following language is added before the period at the end of clause (c):

                             ", and (d) the Senior Note Repurchase Agreement, the First Supplemental Indenture, the Subordinated Note Purchase Agreement and the New Merger Documents.

               (d) Section 7.2(B) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                      "(B) Loans. Make any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person, including, without limitation, any of Borrower's Affiliates, officers or employees, except for (a) loans or other advances to AVE together with the value of all assets transferred to AVE by Borrower at any time outstanding

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                      ("Advances to AVE") and (b) loans or other advances to
                      Mexican Subsidiary together with the value of all assets transferred to Mexican Subsidiary by Borrower at any time outstanding ("Advances to Mexican Subsidiary") that in the aggregate (collectively (a) and (b)) do not exceed at any time $6,500,000."

               (e) Section 7.2(C)(iii) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                      "(iii) Subordinated Debt including the Subordinated Debt issued pursuant to the Subordinated Note Purchase Agreement which Indebtedness may only be paid in accordance with the terms of Section 7.2(I);"

               (f) Section 7.2(I) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                      "(I) Subordinated Debt. Make, take any action to authorize or effect or permit any Subsidiary to(a) make any payment of any part or all of any Subordinated Debt (I) in violation of any subordination agreement of the subordination provision provided in the Senior Note Repurchase Agreement relating to such Subordinated Debt or
                      (ii) if a Default or Event of Default exists or would exist after giving effect to the payment then proposed to be made on a pro forma basis based on the most recent financial statements furnished to Lender by Borrower in accordance with Section 7.1(k)(ii) of this Agreement or,
                      (b) voluntarily prepay any Subordinated Debt or otherwise repurchase, redeem or retire any instrument evidencing any such Subordinated Debt prior to maturity or, (c) enter into any agreement (oral or written) which could in any way be construed to amend, modify, alter or terminate any one or more instruments or agreements evidencing or relating to any Subordinated Debt."

               (g) Section 7.2 (V) of the Loan Agreement is hereby amended in its entirety to provide as follows:

                      "Stock of Subsidiary, Etc. (I) Sell or otherwise dispose of any shares of capital stock of any Subsidiary or permit any Subsidiary to issue any additional shares of it capital stock except director's qualifying shares or shares sold to Borrower or (ii) pledge, assign, hypothecate or transfer any shares of stock of the Mexican Subsidiary."

               (h) Section 7.3 of the Loan Agreement is hereby amended in its entirety to provide as follows:

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               "7.3. Specific Financial Covenants. During the term of this
Agreement, and thereafter for so long as there any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

                     (A) Minimum Adjusted Tangible Net Worth. Maintain at all times an Adjusted Tangible Net Worth of not less than the amount ("Net Worth Amount") shown below for the period corresponding thereto:

                             Period                     Amount
                 ------------------------            ------------
                 8/31/99 through 12/30/99             $7,500,000
                 12/31/99 through 1/30/00             $8,500,000
                 1/31/00 through 2/27/00              $9,000,000
                 2/28/00 through 3/30/00             $10,000,000
                 3/31/00 through 4/29/00             $12,000,000
                 From 4/30/00 and thereafter         $13,000,000


                     (B) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage

Ratio, to be measured as of the end of each quarter for the periods described below, of not less than:

                      (i) 1.25 to 1.0 for the three consecutive fiscal quarter period ending March 31, 2000; and

                      (ii) 1.25 to 1.0 for the four consecutive fiscal quarter period ending on June 30, 2000, and for the four consecutive fiscal quarter period ending on each fiscal quarter thereafter.

                      (C) Minimum EBITA. Maintain EBITDA, measured as of the end of each month, of not less than the amount shown below for the period corresponding thereto:

                             Period                     Amount
                 ---------------------------         ------------
                 2 months ended 8/31/99              ($2,554,000)
                 3 months ended 9/30/99              ($3,411,000)
                 4 months ended 10/31/99             ($4,349,000)
                 5 months ended 11/30/99             ($4,173,000)
                 6 months ended 12/31/99             ($3,141,000)
                 7 months ended 1/31/00              ($1,000,000)
                 8 months ended 2/28/00               $1,537,000
                 thereafter not applicable"


               3. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 5 below, Lender hereby waives the following Events of Default which have occurred as a

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result of Borrower's non-compliance with the following provisions of the Loan
Agreement solely with respect to periods ending on or prior to June 30, 1999:

                      (a) Section 7.3(A) as a result of Borrower's failure to maintain an Adjusted Tangible Net Worth of not less than ($24,000,000).

                      (b) Section 7.3(B) as a result of Borrower's failure to maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.0.

                      (c) Section 7.3(C) as a result of Borrower's failure to maintain EBITDA of not less than $8,100,000.

               4. Consent. Subject to satisfaction of the conditions precedent set forth in Section 5 below, Lender hereby consents to each of the following:

                      (a) The repurchase, pursuant to the Senior Note Repurchase Agreement, of the Senior Notes outstanding in an aggregate principal amount of not less than $34,560,000 for $222.50 of each $1,000 of outstanding principal solely with proceeds received from the issuance of equity securities and the issuance of notes under the Subordinated Note Purchase Agreement.

                      (b) Issuance by Borrower of 10.0% subordinated promissory notes in the aggregate principal amount of $8,750,000 pursuant to the Subordinated Note Purchase Agreement.

                      (c) The merger of Holdings, pursuant to the New Merger Documents, with and into Borrower with Borrower as the surviving Person.

               5. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Lender shall have received (i) four (4) copies of this Amendment executed by Borrower and Lender, (ii) the Senior Note Repurchase Agreement, the Second Supplemental Indenture, the Subordinated Note Purchase Agreement, each of which shall be in form and substance reasonably satisfactory to Lender and its counsel and consummation of the transactions contemplated thereunder including, without limitation, the conversion of all indebtedness of Holdings (excluding that certain promissory note made by Holdings to Francisco Falcon in the original principal amount of $63,405) into equity prior to the merger of Holdings into Borrower, and (iii) such other certificates, instruments, documents and agreements as may be required by Lender or its counsel, each of which shall be in form and substance reasonably satisfactory to Lender and its counsel.

               6. Representations and Warranties. Borrower hereby represents and warrants as follows:

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               (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

               (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

               (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

               (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

               7.  Effect on the Loan Agreement.

               (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

               (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

               8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

               9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

               10. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.


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               IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                             APPAREL VENTURES, INC.

                             By: /s/ William F. Singletary
                               ---------------------------------------------
                               Name:   William F. Singletary
                               Title:  Chief Financial Officer

                             FLEET CAPITAL CORPORATION

                             By: /s/ Walter Schuppe
                               --------------------------------------------
                               Name:   Walter Schuppe
                               Title:  Senior Vice President